EXHIBIT 23  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Ryland Group, Inc. of our report dated February 1, 1995, included in the 1994 Annual Report to the Shareholders of the Ryland Group, Inc.

Our audit also included the financial statement schedule of The Ryland Group, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-16774, Form S-3 No. 33-28692, Form S-8 No. 33 - 32431, Form S-3 No. 33-48071, Form S-3 No. 33-50933, Form S-8 No. 33-56905,
Form S-8 No. 33-56917) of the Ryland Group, Inc. and in the related Prospectuses of our report dated February 1, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (form 10-K) of The Ryland Group, Inc.




                                                  /s/Ernst & Young LLP




Baltimore, Maryland
March 27, 1995